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                                                                    EXHIBIT 10.3



                           AMENDMENT NO. 2 dated as of August 14, 2000, to the

                  Credit Agreement dated as of August 12, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among WFS HOLDINGS, INC., a Delaware corporation ("Holdings"), WORLDWIDE FLIGHT SERVICES, INC., a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


         The Borrower has requested that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment, and the undersigned Lenders are willing to agree to such amendments as provided for in this Amendment.

         Accordingly, on the terms and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

         SECTION 2. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended by replacing the pricing grid included in the definition of "Applicable Rate" in its entirety with the following:


Leverage Ratio:              ABR Spread               Eurodollar Spread
--------------               ----------               -----------------
Category 1
>3.50 to 1.0                   2.25%                         3.25%

Category 2
>2.50 to 1.0 and               1.75%                         2.75%
< or equal to
3.50 to 1.0

Category 3
< or equal to                  1.50%                         2.50%
2.50 to 1.0

         (b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

                  "Eligible Foreign Currency" means either Belgian Francs, Euros, Hong Kong Dollars, French Francs, Spanish Pesetas or UK Sterling.

                  "Eligible Non-Dollar Accounts Receivable" means, as of any date of determination, the aggregate amount of Eligible Accounts Receivable as of such date that are denominated in an Eligible Foreign Currency. The amount of Eligible Non-Dollar Accounts Receivable as of any date of determination shall be expressed in dollars by converting the component amounts thereof from the applicable Eligible Foreign Currency to dollars at the applicable Spot Exchange Rate as of such date of determination.



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                                                                             2

                  "Eligible Non-Dollar Accounts Value" means, as of any date of determination, the lesser of (a) 85% of the excess of (i) the aggregate amount of the Eligible Non-Dollar Accounts Receivable as of such date minus (ii) the Dilution Reserve with respect thereto, and (b) $10,000,000.


                  "Non-Cash Charge" means any charge (or portion of a charge) that (a) does not involve a cash payment in the period that such charge is taken and does not consist of or require an accrual of or reserve for cash payments to be made in any future period and (b) does not involve the write down or writeoff of any current assets; provided that any write down or write off of the accounts receivable (in an aggregate amount of $1,000,000) purchased by the Borrower from American Airlines in March, 1999, shall constitute a "Non-Cash Charge".

                  "Spot Exchange Rate" means, as of any date of determination, the rate at which a specified Eligible Foreign Currency may be exchanged into dollars as set forth in The Wall Street Journal published on such day (or, if The Wall Street Journal is not published on such day, then in The Wall Street Journal most recently published prior to such day).

         (c) The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended as follows:

         (i) by deleting the text "and" at the end of clause (iv);

         (ii) by substituting the text "Non-Cash Charges" for the existing text "non-cash charges" in clause (v); and

         (iii) by inserting the text "and (vi) the severance charge in the amount of approximately $250,000 taken during the fiscal quarter ended March 31, 2000 and the restructuring charges (not exceeding $7,675,000) announced in August 2000," after clause (v).

         (d) The definition of "Eligible Accounts Receivable" in Section 1.01 of the Credit Agreement is hereby amended as follows:

         (i) by inserting the text "or an Eligible Foreign Currency" after the existing text "such account is denominated in dollars" in clause (c); and

         (ii) by inserting the text "(or in the ordinary course of business of a Foreign Subsidiary and assigned to the Borrower or a Subsidiary Loan Party)" after the existing text "in the ordinary course of business of the Borrower or a Subsidiary Loan Party" in clause (f).

         (e) The definition of "Eligible Domestic Accounts Value" in Section
1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Eligible Domestic Accounts Value" means, as of any date of determination, the sum of (a) the excess of (i) the aggregate amount of the Eligible Accounts Receivable (excluding Foreign Accounts and excluding Accounts that are not denominated in dollars) as of such date, minus (ii) the Dilution Reserve with respect thereto, plus (b) the portion of the Eligible Non-
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                                                                              3

     Dollar Accounts Value as of such date that is not attributable to Foreign Accounts.

         (f) The definition of "Eligible Foreign Accounts Value" in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Eligible Foreign Accounts Value" means, as of any date of determination, the lesser of (a) the sum of (i) the excess of (A) the aggregate amount of the Eligible Accounts Receivable (excluding Accounts that are not denominated in dollars) as of such date that are Foreign Accounts, minus (B) the Dilution Reserve with respect thereto, plus (ii) the portion of the Eligible Non-Dollar Accounts Value as of such date that is attributable to Foreign Accounts and (b) $10,000,000.

         (g) Clause (b) of Section 2.03 of the Credit Agreement is hereby amended by substituting the text "11:00 a.m., New York City time, on the date of the proposed Borrowing" for the existing text "12:00 (noon), New York City time, one Business Day before the date of the proposed Borrowing" following the text "(b) in the case of an ABR Borrowing, not later than".

         (h) Clause (a) of Section 5.01 of the Credit Agreement is hereby amended by (a) substituting the text "Holdings' unaudited, and the Borrower's" for the existing text "its" after the text "after the end of each fiscal year of Holdings or the Borrower, respectively,", and (b) inserting the text "(in the case of the Borrower's financial statements)" after the existing text "for the previous fiscal year, all reported on".

         (i) Section 6.15 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

     For purposes of determining compliance with this Section, Capital Expenditures (or portions thereof) that are financed by incurring Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of Section 6.01(a) shall be treated as Capital Expenditures in the amounts and during the periods that the principal of such Indebtedness (including payments of Capital Lease Obligations allocable to principal) is paid, instead of during the period incurred.

         (j) The form of Borrowing Base Certificate attached to the Credit Agreement as Exhibit G is hereby replaced by the form of Borrowing Base Certificate attached to this Amendment as Exhibit G.

         SECTION 3. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment on or prior to August 14, 2000, an amendment fee in an amount equal to 0.25% of such Lender's Revolving Commitment as of such date; provided that such fee shall not be payable unless and until this Amendment becomes effective as provided in Section 6 below.

         SECTION 4. No Other Amendments; Confirmation. Except as expressly amended or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

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                                                                               4

         SECTION 5. Representations and Warranties. Each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof that, after giving effect to the amendments provided for herein:

         (a) No Default has occurred and is continuing.

         (b) All representations and warranties of each of Holdings and the Borrower contained in the Credit Agreement (other than representations or warranties expressly made as of an earlier date) are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

         SECTION 6. Effectiveness. This Amendment shall become effective only upon the receipt by the Administrative Agent (or its counsel) of counterparts hereof, duly executed and delivered by each of Holdings, the Borrower and Lenders having Revolving Commitments representing in the aggregate more than 66b% of the total Revolving Commitments.

         SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

         SECTION 8. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

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  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                   WFS HOLDINGS, INC.,

                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                   WORLDWIDE FLIGHT SERVICES, INC.,
                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                   THE CHASE MANHATTAN BANK,
                                   individually and as Administrative Agent,

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title: